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                                                                     EXHIBIT 1.1

                                                                  Draft 11/21/94
                         BORDEN CHEMICALS AND PLASTICS
                              LIMITED PARTNERSHIP
                             4,000,000 COMMON UNITS


                             UNDERWRITING AGREEMENT
                             ----------------------



                                    ___________ ___, 1994


CS First Boston Corporation
PaineWebber Incorporated
  As Representatives of the Several Underwriters,
    c/o CS First Boston Corporation,
       Park Avenue Plaza
       New York, New York 10055

Dear Sirs:

     1. Introductory. Borden Chemicals and Plastics Limited Partnership, a Delaware limited partnership (the "Company") proposes to issue and sell to the Underwriters (hereinafter defined) 4,000,000 common limited partner interests in the Company ("Common Interests") on a firm basis and up to 600,000 of such Common Interests on an optional basis..

     The Common Interests are to be deposited upon issuance with Society National Bank, as Depositary (the "Depositary"), in exchange for depositary units evidenced by depositary receipts ("Depositary Receipts"). Unless the context otherwise requires, all references to "Common Units" shall be deemed to include the Common Interests sold to the Underwriters. The Common Units so proposed to be sold by the Company to the Underwriters on a firm basis are hereinafter referred to as "Firm Common Units" and the Common Units so proposed to be sold by the Company to the Underwriters on an optional basis are hereinafter referred to as the "Optional Common Units." The Firm Common Units and the Optional Common Units are hereinafter referred to as the "Securities." All capitalized terms which are not defined in this Agreement shall be given the same meaning as such terms have in the Registration Statement (hereinafter defined). The Company, Borden Chemicals and Plastics Operating Limited Partnership, a Delaware limited partnership (the "Operating Company"), and BCP Management, Inc., a Delaware corporation and the general partner of the Company and the Operating Company ("BCPM" or the "General Partner"), hereby agree with the several Underwriters named in Schedule I hereto (the "Underwriters") as follows:

     2.   Representations, Warranties and Agreements of the Company and Others.
(a) Each of the Company, the Operating Company and BCPM, jointly and severally represents and warrants to, and agrees with, the several Underwriters that:

          (i) A registration statement on Form S-3 (No. 33-55863), including a form of prospectus relating to the Securities has been filed with the Securities and Exchange Commission (the "Commission") and either (A) has been declared effective under the Securities Act of 1933, as amended ("Act"), and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If the Company does not propose to
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     amend such registration statement and if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. For purposes of this Agreement, "Preliminary Prospectus" means any prospectus included in such registration statement, or amendments to such registration statement, before such registration statement has been declared effective by the Commission and any prospectus filed by the Company with the Commission pursuant to Rule 424(a) under the Act. For purposes of this Agreement, "Effective Time" means (A) if the Company has advised you that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission, or (B) if the Company has advised you that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. "Effective Date" means the date of the Effective Time. Such registration statement, as amended at the Effective Time, including all material incorporated by reference therein and including all information (if any) deemed to be a part of such registration statement as of the Effective
     Time pursuant to Rule 430A(b) under the Act, is hereinafter referred to as the "Registration Statement," and the form of prospectus relating to the Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act or (if no such filing is required) as included in the Registration Statement, including all material incorporated by reference in such prospectus, is hereinafter referred to as the "Prospectus."

          (ii) If the Effective Time is prior to the execution and delivery of this Agreement: (A) on the Effective Date, the Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission under the Act (the "Rules and Regulations") and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) on the date of this Agreement, the Registration Statement conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b), the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents contains or will contain, an untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time is subsequent to the execution and delivery of this Agreement: on the Effective Date, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents will contain an untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The two preceding sentences do not apply to statements in, or omissions from the Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission.

          (iii) Other than as provided in the Partnership Agreement (as defined below) or pursuant to [names of benefit plans], there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the Securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

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     (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as set forth or contemplated in the Prospectus, none of the Company, the Operating Company or BCPM has incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business, and, subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as set forth or contemplated in the Prospectus, there has not been
     (A) any material adverse change in the financial condition, business, properties, prospects or results of operations of the Company, the Operating Company, BCPM or, to the knowledge of such persons, Borden, Inc., a New Jersey corporation ("Borden"), which has a reasonable probability of materially adversely affecting (1) the financial condition, business, properties, prospects or results of operations of the Company and the Operating Company on a combined basis, or BCPM, or (2) to the best knowledge of the Operating Company, the Company and BCPM, Borden's ability (or the ability of any of Borden's subsidiaries or affiliates) to fulfill their obligations under any of the Operative Agreements (hereinafter defined), (B) any dividend or distribution of any kind declared, paid or made by the Company, the Operating Company or BCPM, or (C) any decrease in the equity or increase in the long-term debt of the Company, the Operating Company or BCPM other than increases in long term debt that do not exceed in the aggregate $2.0 million and other than the concurrent offering of notes by the Operating Company and BCP Finance Corporation, a Delaware corporation and a wholly owned subsidiary of the Operating Company.

          (v) The pro forma financial information set forth in the Prospectus and the pro forma financial information set forth in the Preliminary Prospectus dated __________, 1994 has been prepared in all material respects in accordance with any applicable rules and guidelines of the Commission with respect to pro forma financial statements and, in the opinion of the Company, the Operating Company, and BCPM, the assumptions on which the pro forma adjustments to such pro forma financial information are based provide a reasonable basis for presenting all of the significant effects of the transactions contemplated by such pro forma financial information and such pro forma adjustments give appropriate effect to such assumptions and are properly applied in such pro forma financial information. The audited and unaudited financial statements and schedules included in the Registration Statement and the Prospectus (other than with respect to pro forma matters) present fairly the financial position and the results of operations of the Company, the Operating Company and their consolidated subsidiaries on a consolidated basis, at the respective dates or for the respective periods therein specified, in conformity with generally accepted accounting principles applied on a consistent basis, except as may be set forth in the Prospectus. The other historical financial and statistical information and data included in the Prospectus and in the Registration Statement are, in all material respects, accurately presented and prepared in accordance with any applicable rules and guidelines of the Commission and on a basis consistent with such financial statements and the books and records of the Company and the Operating Company.

          (vi) Price Waterhouse LLP on the one hand, and Arthur Andersen LLP, on the other hand, who have expressed their respective opinions on the audited financial statements included in the Preliminary Prospectus dated __________, 1994 and on the audited financial statements and related schedules included in the Registration Statement and the Prospectus, are independent accountants with respect to the Company and BCPM on the one hand, and the Addis Plant on the other hand, as required by the Act and the applicable published Rules and Regulations.

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          (vii)  Each of the Company and the Operating Company has been duly formed and is validly existing and in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act") with full partnership power and authority to own or lease its properties (including, without limitation, in the case of the Operating Company, the Addis Assets), to conduct its business as described in the Prospectus after giving effect to the transfer of the Addis Assets and to execute, deliver and perform this Agreement and, in the case of the Company, to authorize the offering of the Securities, and to issue, sell and deliver the Securities; the Company's only subsidiary is the Operating Company; the Operating Company's only subsidiaries are Monochem, Inc. and Borden Finance Corporation; to the knowledge of the Company, the Operating Company and BCPM, on the First Closing Date (as defined in Section 3), all action required on the part of OxyChem to be taken by such First Closing Date for the conveyance and transfer of the Addis Assets to the Operating Company will have been validly and sufficiently taken; the Company, the Operating Company and BCPM will, after giving effect to the transfer of the Addis Assets as described in the Prospectus, be in possession of and operating in compliance in all material respects with all material franchises, grants, authorizations, approvals, licenses, permits, easements, consents, certificates and orders required to own or lease their properties (including, without limitation, in the case of the Operating Company), to own the Addis Assets and to assume certain obligations relating to the Addis Assets and to permit the conduct of their business, except for those franchises, grants, authorizations, approvals, licenses, permits, easements, consents, certificates and orders (the "Permitted Exceptions") which (a) can be expected to be obtained or given in the normal course of business after the Closing Date or Dates hereinafter mentioned, (b) are of a routine nature not customarily obtained or given prior to the consummation of a transaction of the nature of the transfer of the Addis Assets and are expected to be obtained or given after the Closing Date or Dates hereinafter mentioned or (c) the failure to obtain or give would not materially and adversely affect the business or the operations of the Company and the Operating Company on a combined basis, or BCPM, as a result of indemnity or otherwise; and each of the Company and the Operating Company is duly qualified or registered and in good standing as a foreign partnership in all other jurisdictions where, after the conveyance to the Operating Company of the Addis Assets, its ownership or leasing of properties or the conduct of its business would require such qualification or registration, except where failure to so qualify will not have a material effect on its financial condition.

          (viii) BCPM is the general partner of each of the Company and the Operating Company and owns a general partner interest in the Company of 1% and a general partner interest in the Operating Company of 1.0101%. BCPM has made all capital contributions to the Company which it is required to make pursuant to the Partnership Agreement, and upon the issuance of the Firm Common Units and the Optional Common Units, if any, as the case may be, BCPM shall make the additional capital contribution to the Company as required by Section 4.4(a)(iv) of the Partnership Agreement. BCPM's general partner interests in the Company and the Operating Company are validly issued, fully paid, and owned free and clear of any liens, encumbrances, security interests, equities and claims (except in each case as provided by the Delaware Act, by the Partnership Agreements or as set forth in the Prospectus).

          (ix) The Company is the sole limited partner of the Operating Company with a limited partner interest in the Operating Company of 98.9899%. The Company's limited partner interest in the Operating Company is validly issued and, except as provided in the Partnership Agreements, subject to the qualifications set forth in the following sentence, is fully paid and non-assessable and owned free and clear of any liens, encumbrances, security interests, equities and claims. Assuming that the Company does not participate in the control

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     of the business of the Operating Company (within the meaning of the
     Delaware Act) and that it does no more than exercise its rights as a limited partner of the Operating Company, the Company, as limited partner of the Operating Company, will have no liability in excess of its obligations to make contributions to the Operating Company, its obligations to make other payments provided for in the Operating Partnership Agreement (as defined below) (the Partnership Agreement and the Operating Partnership Agreement are collectively referred to as the "Partnership Agreements") and its share of the Operating Company's assets and undistributed profits (subject to the obligation of a limited partner of a limited partnership no greater than the obligation of such limited partner to repay (i) to the limited partnership, to the extent provided under repealed 6 Del. C. (S) 17-608, for a period of one year after any rightful return, any part of its contribution to the limited partnership rightfully returned to it, but only to the extent necessary to discharge the limited partnership's liabilities to creditors who extended credit to the limited partnership during the period the contribution was held by the limited partnership and
     (ii) any funds wrongfully returned to the extent provided under repealed 6 Del. C. (S)17-608 or wrongfully distributed to it).

          (x) The Securities conform in all material respects to the description thereof in the Prospectus and such description conforms in all material respects to the rights set forth in the Partnership Agreement.

          (xi) All of the Common Units have been duly and validly authorized by the Company, and at the time of the delivery of the Securities to the Underwriters against payment therefor, all of the outstanding Securities will be duly and validly issued and, subject to the qualifications set forth in the following sentence, will be fully paid and non-assessable and owned free and clear of any liens, encumbrances, security interests,
     equities and claims.   Assuming that the holder of any such Security does
     not participate in the control of the business of the Company (within the meaning of the Delaware Act) and that he does no more than exercise his rights as a Limited Partner (as defined in the Partnership Agreement), such holder (other than a Departing Partner), as a Limited Partner, will have no liability in excess of his obligation to make contributions to the Company, his obligation to make other payments provided for in the Partnership Agreement and the Deposit Agreement (as defined below) and his share of the Company's assets and undistributed profits (subject to the obligation of a limited partner of a limited partnership no greater than the obligation of such limited partner to repay (i) to the limited partnership, to the extent provided under repealed 6 Del. C. (S) 17-608, for a period of one year after any rightful return, any part of his contribution to the limited partnership rightfully returned to him, but only to the extent necessary to discharge the limited partnership's liabilities to creditors who extended credit to the limited partnership during the period the contribution was held by the limited partnership, and (ii) any funds wrongfully returned to the extent provided under repealed 6 Del. C. (S)17-608 or wrongfully distributed to him). The sale of the Securities pursuant to this Agreement is not subject to the preemptive rights of any person or entity.

          (xii) This Agreement has been duly authorized, executed and delivered by the Company, the Operating Company and BCPM and, assuming due authorization, execution and delivery by the Underwriters, is a valid and binding agreement of the Company, the Operating Company and BCPM, and is enforceable against each of such parties in accordance with its terms; the Amended and Restated Agreement of Limited Partnership of the Company among Borden Delaware Holdings, Inc., a Delaware corporation ("Borden Delaware"), BCPM (as General Partner and agent and attorney-in-fact on behalf of the limited partners of the Company), together with the persons who became partners thereof, as amended and restated (the "Partnership Agreement"), has been duly authorized, executed and delivered by Borden Delaware and BCPM, and is a valid and binding agreement of Borden Delaware and BCPM,

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     enforceable against Borden Delaware and BCPM, in accordance with its terms;
     the Agreement of Limited Partnership of the Operating Company between BCPM and the Company, as amended and restated (the "Operating Partnership Agreement"), has been duly authorized, executed and delivered by BCPM and the Company, and is a valid and binding agreement of BCPM and the Company, enforceable against BCPM and the Company in accordance with its terms; the Third Amended and Restated Deposit Agreement among the Company, Borden,
     BCPM (as General Partner and as attorney-in-fact for the Limited Partners and Assignees and the Depositary (the "Deposit Agreement") has been duly authorized, executed and delivered by the Company, Borden and BCPM, and assuming due authorization, execution and delivery by the Depositary, is a valid and binding agreement of the Company, Borden and BCPM, enforceable against the Company, Borden and BCPM, and to the best knowledge of the Company, the Operating Company and BCPM, against the Depositary, in accordance with its terms; the Asset Transfer Agreement between the Operating Company and OxyChem, dated as of August 12, 1994, (the "Asset Transfer Agreement") has been duly authorized, executed and delivered by the Operating Company, and assuming the due authorization, execution and delivery by OxyChem, is a valid and binding agreement of the Operating Company, and to the best knowledge of the Company, the Operating Company and BCPM, of OxyChem, enforceable against the Operating Company, and to the best knowledge of the Company, the Operating Company and BCPM, against OxyChem, in accordance with its terms; the Ammonia Purchase Agreement, the PVC Purchase Agreement, the Urea Purchase Agreement, the Methanol Purchase Agreement, the Formaldehyde Processing Agreement and the Urea-Formaldehyde Concentrate Processing Agreement, all of which agreements are between the Operating Company and Borden and are hereinafter collectively referred to as the "Purchase and Processing Agreements," have been duly authorized, executed and delivered by each of the Operating Company and Borden and are valid and binding agreements of each of the Operating Company and Borden, enforceable against each of the Operating Company and Borden in accordance with their terms; the Intercompany Agreement among the Company, the Operating Company, BCPM and Borden (the "Intercompany Agreement") has been duly authorized, executed and delivered and is a valid and binding agreement of the Company, the Operating Company, BCPM and Borden enforceable against each of such parties in accordance with its terms; the Borden and BCPM Covenant Agreement among the Company, BCPM and Borden (the "Borden and BCPM Covenant Agreement") has been duly authorized, executed and delivered by the Company, BCPM and Borden, is a valid and binding agreement of the Company, BCPM and Borden, enforceable against each of such parties in accordance with its terms; the Environmental Indemnity Agreement among the Company, the Operating Company and Borden (the "Environmental Indemnity Agreement") has been duly authorized, executed and delivered by each of the Company, the Operating Company and Borden, and is a valid and binding agreement of the Company, the Operating Company and Borden, enforceable against each of such parties in accordance with its terms; the Use of Name and Trademark License Agreement among the Company, the
     Operating Company and Borden (the "Use of Name and Trademark License Agreement") has been duly authorized, executed and delivered by the Company, the Operating Company and Borden and is a valid and binding agreement of the Company, the Operating Company and Borden, enforceable against each of such parties in accordance with its terms; the Patent and Know-How Agreement among the Company, the Operating Company and Borden (the "Patent and Know-How Agreement") has been duly authorized, executed and delivered by the Company, the Operating Company and Borden and is a valid and binding agreement of the Company, the Operating Company and Borden, enforceable against each of such parties in accordance with its terms; all necessary filings with respect to the formation of the Company and the Operating Company as limited partnerships under the Delaware Act have been made; and all of the statements in the Certificate of Limited Partnership of the Company (the "Partnership Certificate") and the Certificate of Limited Partnership of the Operating Company (the "Operating Partnership Certificate") are

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     true and correct in all material respects.  The representations and warranties expressed herein with respect to the enforceability of this Agreement and the Operative Agreements (hereinafter defined) are qualified to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting the rights and remedies of creditors, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, without limiting the foregoing, the Company, the Operating Company and BCPM make no representation or warranty regarding the enforceability of Section 7 of this Agreement.

          (xiii) The Securities to be sold by the Underwriters have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

          (xiv) Except as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company, the Operating Company, or BCPM or, to the knowledge of such persons, Borden is a party or of which any property of the Company, the Operating Company, BCPM or, to the knowledge of such persons, Borden is the subject, which have a reasonable probability, individually or in the aggregate, of materially adversely affecting, (i) to the best knowledge of the Company the Operating Company and BCPM, the ability of Borden (or any of its subsidiaries or affiliates) to fulfill its obligations under any of the Operative Agreements or (ii) the financial condition, business, properties, prospects or results of operations of the Company and the Operating Company on a combined basis, or BCPM; and, to the best knowledge of the Company, the Operating Company and BCPM, no such proceedings are threatened by governmental authorities or by others.

          (xv) The execution, delivery and performance of this Agreement, the Partnership Agreement, the Operating Partnership Agreement, the Deposit Agreement, the Asset Transfer Agreement, the Purchase and Processing Agreements, the Intercompany Agreement, the Environmental Indemnity Agreement, the Use of Name and Trademark License Agreement and the Patent and Know-How Agreement (collectively, the "Operative Agreements") and the consummation of the transactions contemplated in the Prospectus to be consummated on or prior to the Closing Date or Dates hereinafter mentioned (including, without limitation, the conveyance of the Addis Assets to the Operating Company) do not and will not (i) conflict with or result in breach or violation of any of the terms or provisions of, or constitute a default under the Operative Agreements, the Partnership Certificate, the Operating Partnership Certificate, the charter documents, as amended, or by-laws, as amended, of BCPM or, to the knowledge of such persons, Borden or any material indenture, mortgage, deed of trust, note agreement or other material agreement or instrument to which the Company, the Operating Company, BCPM or, to the knowledge of such persons, Borden is a party or by which they or any of them or any of their respective properties are bound, or (ii) except for violations caused by failure to obtain any Permitted Exceptions, constitute a violation of any statute, rule, regulation, judgment, order or decree of any federal, state or local government, governmental instrumentality or court having jurisdiction over the Company, the Operating Company, BCPM or, to the knowledge of such persons, Borden or any of their respective properties, which conflicts, breaches, violations or defaults in the case of (i) or (ii) have a reasonable probability of materially adversely affecting the Company and the Operating Company on a combined basis, or BCPM.

          (xvi) No consent, approval, authorization or order of any court or governmental agency or body is required for the issuance, sale or delivery of the Securities to the Underwriters or the consummation by the Company, the Operating Company or BCPM of the transactions contemplated by this Agreement, except such as may be required by the New York Stock Exchange ("NYSE"), the National Association of Securities Dealers, Inc. ("NASD")

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     or under the Act or the securities or Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters.

          (xvii) Except as disclosed in the Prospectus, none of the Company, the Operating Company or BCPM is in default with respect to any material contract or agreement to which it is a party which default has a reasonable likelihood of materially adversely affecting the Company and the Operating Company on a combined basis, or BCPM. BCPM is not in violation of its charter documents, as amended, or by-laws, as amended, and the Company and the Operating Company are not in violation of their Certificates of Limited Partnership.

          (xviii) Except as described in the Prospectus, the Company, the Operating Company and BCPM possess, and are and have been operating in compliance in all material respects with, all certificates, consents, exemptions, orders, permits, licenses, authorizations, or other approvals (each, an "Authorization") issued by the appropriate local, state, federal or foreign regulatory agencies or bodies necessary or required to own, lease, license and use their properties and assets and to conduct the business currently, or to have conducted the business in the past (or, as described or contemplated in the Prospectus, to be) operated by them, except for such Authorizations which, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the ability of the Company, the Operating Company, or BCPM to conduct their businesses in all material respects as currently conducted and as contemplated by the Prospectus to be conducted; and, except as described in the Prospectus, none of the Company, the Operating Company or BCPM has received any notice of proceedings relating to the revocation or modification of any such Authorization which, individually or in the aggregate, if the subject of an unfavorable decision, rulemaking, anticipated rulemaking, ruling or filing, would be expected to have a material adverse effect upon the ability of the Company, the Operating Company or BCPM to conduct their businesses in all material respects as currently conducted and as contemplated by the Prospectus to be conducted.

          (xix) Except as disclosed in the Prospectus, none of the Company, the Operating Company or BCPM (i) has violated any environmental, health, safety or similar law or regulation applicable to its business relating to the protection of human health, the environment or relating to hazardous or toxic substances or wastes, solid wastes, pollutants or contaminants ("Environmental Laws"); (ii) lacks any permits, licenses or other approvals required of them under applicable Environmental Laws to own, lease and operate their respective properties and to conduct their business in the manner described in the Prospectus; or (iii) is violating any items and conditions of any such permit, license or approval or has permitted to occur any event that allows, or after notice or lapse of time would allow, revocation, termination of any such permit, license or approval or results in any other impairment of their rights thereunder, which in each case under the immediately preceding clause (i), (ii) or (iii) could reasonably be expected to result, singly or in the aggregate, in a material adverse effect on the Company and the Operating Company on a combined basis, or BCPM.

          (xx) None of the Company, the Operating Company or BCPM is an "investment company" as that term is defined in the Investment Company Act of 1940, as amended, or is subject to regulation under such Act.

          (xxi) All of the issued shares of capital stock of BCPM have been duly authorized and validly issued and are fully paid and non-assessable; and all of the issued shares of capital stock of BCPM are owned by Borden, free and clear of all liens, security interests, mortgages, pledges, encumbrances, equities or claims (each, a "Lien").

     (xxii) None of the Company, the Operating Company or BCPM does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075 of Florida Statutes (Chapter 92-198, Laws of Florida).

          (xxiii) At each Closing Date, BCPM will have (excluding its interests in the Company and the Operating Company and any notes receivable from or payable to the Company or the Operating Company) a net worth of at least $ million.

          (xxiv) There are no contracts, agreements or understandings between the Company, the Operating Company or BCPM and any person (other than the Underwriters) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder's fee or other like payment relating to the offering of the Securities.

          (xxv) Except as described in the Prospectus, the Company, the Operating Company and BCPM own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them and to their knowledge will own, possess or can acquire adequate intellectual property rights necessary to conduct the business of the Addis Assets and have not received and, to their knowledge, Oxychem has not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company, the Operating Company or BCPM would individually or in the aggregate have a material adverse effect on the Company and the Operating Company on a combined basis, or BCPM.

     3. Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of $______ per Common Unit, the number of Firm Common Units set forth opposite the name of such Underwriter under the caption "Number of Firm Common Units to be Purchased" on Schedule I hereto.

     The Company will deliver or cause to be delivered the Depositary Receipts representing the Firm Common Units to you for the accounts of the Underwriters, against payment of the purchase price by wire transfer of same day funds to such account of the Company specified by the Company at the New York office of Sidley & Austin, at 10:00 A.M., New York time, on ________________, 1994 or at such other place or time not later than seven full business days thereafter as CS First Boston Corporation ("CS First Boston") and the Company determine, such time and date being referred to herein as the "First Closing Date". On the First Closing Date, the Company will wire transfer to CS First Boston an amount equal to the overnight cost of borrowing the purchase price referred to above, such amount to be confirmed to the Company in writing. The Depositary Receipts representing the Firm Common Units will be delivered to or upon the order of CS First Boston and PaineWebber Incorporated (the "Representatives") in the form of one or more permanent global securities, representing the amount of Securities then being sold to the Underwriters (the "Global Securities"), which will be deposited with The Depository Trust Company ("DTC"), for credit to the respective accounts of the Underwriters, unless otherwise directed by the Representatives, and registered in the name of Cede & Co. as nominee of DTC.

     In addition, upon written notice from CS First Boston given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Common Units at the purchase price per Security to be paid for the Firm Common Units. The Company agrees to sell to the Underwriters and the Underwriters agree, severally and not jointly, to purchase from the Company, the number of Optional Common Units (subject to adjustment by you to eliminate fractions) which bears the same proportion to the total number of Optional Common Units to be purchased which the number of Securities set forth opposite the name of such Underwriter under the caption "Number of Firm Common Units to be Purchased" in Schedule I hereto bears to the total number of Firm Common Units. Such Optional Common Units may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Common Units. No Optional Common Units shall be sold or delivered unless the Firm Common Units previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Common Units or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CS First Boston to the Company.

     Each time for delivery of and payment for the Optional Common Units, being herein referred to as an "Optional Closing Date", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by CS First Boston but shall be not later than seven full business days after written notice of election to purchase the Optional Common Units is given. The Company will deliver or cause to be delivered the Depository Receipts representing the Optional Common Units on each Optional Closing Date to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds to such account of the Company specified by the Company at the New York office of Sidley & Austin. On each Optional Closing Date, the Company will wire transfer to CS First Boston an amount equal to the overnight cost of borrowing the purchase price referred to above, such amount to be confirmed to the Company in writing. The Depositary Receipts representing the Optional Common Units will be delivered to or upon the order of the Representatives in the form of one or more Global Securities, representing the amount of Securities then being sold to the Underwriters, which will be deposited with DTC, for credit to the respective accounts of the Underwriters, unless otherwise directed by the Representatives, and registered in the name of Cede & Co. as nominee of DTC.

     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

     5. Certain Agreements of the Company and Others. The Company, the Operating Company and BCPM covenant and agree with the several Underwriters that:

          (a) If the Effective Time is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to Rule 424(b)(1), if applicable (or, if applicable and consented to by you, pursuant to Rule 424(b)(3) or 424(b)(4)), not later than the Commission's close of business on the earlier of (i) the second business day following the execution and delivery of this Agreement or (ii) the fifth business day after the Effective Date; the Company will advise you promptly of any such filing pursuant to Rule 424(b).

          (b) The Company will advise you promptly of any proposal to amend or supplement the registration statement as filed or the related prospectus or the Registration Statement or the Prospectus and will not effect such amendment or supplementation to which you reasonably object; and the Company will also advise you promptly of the effectiveness of the Registration Statement (if the effective time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of the Registration Statement or the Prospectus, and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus or the Registration Statement to comply with the Act, the Company will promptly notify you of such event and will promptly prepare and file with the Commission, at its own expense an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance. Neither your consent to or failure to disapprove of, nor the Underwriter's delivery to the Company of such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

          (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement, which need not be audited, covering a period of at least twelve months beginning after the Effective Date which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence only, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the Effective Date, except that if such fourth fiscal quarter is the last quarter of the Company's fiscal year, the 90th day after the end of such fourth fiscal quarter.

          (e) The Company will furnish to you copies of the Registration Statement (seven of which will be signed and will include all exhibits), each related Preliminary Prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you reasonably request.

          (f) The Company and BCPM will take such action as you may reasonably request to qualify the Securities for offering and sale and determination of their eligibility for investment under the laws of such jurisdictions as you designate and will continue such qualification in effect so long as required for the distribution of the Securities, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company, the Operating Company or BCPM would become subject to general service of process or to taxation or qualification to do business as a foreign corporation or foreign limited partnership doing business in such jurisdiction.

          (g) During the period of five years hereafter, the Company will furnish to you, and upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year a copy of its annual report to security holders for such year; and the Company will furnish to you (i) as soon as available, a copy of each report or definitive proxy statement, if any, of the Company filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or mailed to security holders, and (ii) from time to time, such other information concerning the Company as you may reasonably request, provided that you agree to treat any of such other information which the Company advises you is confidential in a confidential manner.

          (h) The Company, the Operating Company or BCPM will pay or cause to be paid the following: (i) the fees, disbursements and expense of their counsel and accountants in connection with the registration of the Securities under the Act and all other expenses (except as provided below) in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the furnishing of copies thereof and of any Preliminary Prospectus to the Underwriters and dealers; (ii) the cost of reproducing this Agreement, any Legal Investment Surveys and the preliminary and final forms of Blue Sky Memoranda; (iii) all expenses in connection with the qualification of the Securities for offering and sale as provided in Section 5(f) hereof, including any reasonable fees and disbursements of counsel for the Underwriters in connection with any qualification and in connection with the Legal Investment Survey and the Blue Sky Memoranda in an amount not in excess of $15,000; (iv) the fees charged by the NASD for reviewing the terms of the offering of the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of Resources Consultants, Inc., the environmental consultants retained by the Underwriters in an aggregate amount not in excess of $43,000 which includes the amount referenced in Section 5 of the underwriting agreement relating to the issuance and sale by the Operating Company and its subsidiary of $200,000,000 principal amount of Notes due 2001) and (vii) all other costs and expenses incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that except as provided in this Section and in Section 9, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they make.

          (i) The Company, the Operating Company or BCPM will notify the Underwriters promptly of any change affecting any of the representations, warranties, covenants or agreements contained herein that occurs at any time prior to payment being made to the Company or the Operating Company on the Closing Date or Dates.

          (j) The Company will use the net proceeds received from the issuance of the Common Units in the manner specified in the Prospectus under "Use of Proceeds."

          (k) The Company will pay any stamp, transfer or other similar tax imposed in connection with (i) the execution, delivery and performance of this Agreement and (ii) the execution, authentication, issuance, delivery and sale of the Securities or otherwise in connection with the offering or distribution of the Securities, but in no event shall the taxes covered by this Section 5(l) be deemed to include any federal, state or local income taxes.

          (l) The Company agrees not to offer, sell, contract to sell or otherwise dispose of, or file with the Commission a registration statement under the Act, relating to, any additional Common Units or any security convertible into or exchangeable for Common Units without the prior written consent of CS First Boston for a period of 180 days after the Effective Date of the Registration Statement, other than (i) Common Units transferred to an affiliated (as defined in the Rules and Regulations) company of the Company, provided that such transferee agrees in writing prior to such transfer to be bound by this restriction on disposition with respect to such Common Units as though an original party hereto or (ii) issuances pursuant to the names[ of benefit plans] outstanding on the date hereof.

     6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Common Units on the First Closing Date and the Optional Common Units to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties contained herein and the performance of all the covenants and agreements contained herein on the part of the Company, the Operating Company and BCPM, to the accuracy of the statements of their officers made in any certificate furnished pursuant to the provisions hereof, to the performance by them of their obligations hereunder and to the following additional conditions precedent:

          (a) If the Effective Time is not prior to the execution and delivery of this Agreement, the Effective Time shall have occurred not later than 10:00 P.M. New York time, on the date of this Agreement or such later date as shall have been consented to by you. If the Effective Time is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to the Closing Dates, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or you, shall be threatened by the Commission.

          (b) You shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact or omits to state a fact which you have concluded, based on written advice of your counsel, is in either case misleading and in the case of an omission is required to be stated therein or is necessary to make the statements therein not misleading.

          (c) The closing under the Asset Transfer Agreement shall have occurred either prior to or concurrently with the First Closing Date.

          (d) On the date of this Agreement you shall have received a letter of Price Waterhouse LLP, addressed to BCPM and you in form and substance satisfactory to you in all respects and dated the date of delivery thereof. The letters to be received from Price Waterhouse LLP will confirm that they are independent accountants with respect to the Company and BCPM within the meaning of the Act and the applicable published Rules and Regulations thereunder and state in effect that:

               (i) in their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and the related published Rules and Regulations;

               (ii) they have made a review of the unaudited financial statements included in the Registration Statement in accordance with the standards established by the American Institute of Certified Public Accountants;

               (iii) they have (A) read the unaudited pro forma condensed combined balance sheet as of September 23, 1994 and the unaudited pro forma condensed combined statements of income for the year ended December 31, 1993 and the nine-month period ended September 23, 1994, included in the Registration Statement; (B) inquired of certain officials of the Company and of the Addis Plant who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments, and whether the unaudited pro forma condensed combined financial statements referred to above comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and (C) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma condensed combined financial statements.

               (iv) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company (including the consolidation of the Operating Company, if applicable) made available by management of the Company; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) with respect to the comments set forth in such letter; a reading of the minutes of the meetings (or consents in lieu thereof) of the stockholders, board of directors and standing committees thereof, of BCPM; and inquiries of certain officials of BCPM who have responsibility for financial and accounting matters of the Addis Plant and BCPM, nothing came to their attention which caused them to believe that:

                    (A) the unaudited condensed consolidated financial
               statements included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published Rules and Regulations or any material modifications should be made to the unaudited condensed consolidated financial statements for them to be in conformity with generally accepted accounting principles;

                    (B) at the date of the latest available unaudited balance
               sheet read by such accountants, or at a subsequent specified date not more than five days prior to the date of this Agreement, there was any change in the total current assets, total assets or total historical partners' capital or any increase in total current liabilities or any changes in total short-term indebtedness or long-term indebtedness of the Partnership as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                    (C) for the period from the closing date of the latest
               unaudited income statement included in the Prospectus to the closing date of the latest available unaudited income statement read by such accountants, or to the subsequent specified date set forth in the immediately preceding paragraph, there were any decreases, as compared with the corresponding period of the previous year in consolidated net trade sales or net affiliated sales or in the total or per Unit amounts of net income or cash distributions declared.

except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;

          (v) nothing came to their attention as a result of the procedures specified in paragraph 6(d)(iii) that caused them to believe that the unaudited pro forma combined consolidated financial statements referred to in section 6(d)(iii)(A) included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in compilation of those statements.

          (vi) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

For purposes of this subsection, if the Effective Time is subsequent to the execution and delivery of this Agreement, "Registration Statement" shall mean the registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to the Effective Time, and "Prospectus" shall mean the prospectus included in the Registration Statement and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statement for purposes of this subsection.

          (e) On the date of this Agreement you shall have received a letter of Arthur Andersen LLP, addressed to BCPM and you in form and substance satisfactory to you in all respects and dated the date of delivery thereof. The letter to be received from Arthur Andersen LLP will confirm that they are independent accountants with respect to the Addis Plant within the meaning of the Act and the applicable published Rules and Regulations thereunder and state in effect that:

               (i) in their opinion the financial statements examined by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and related published Rules and Regulations thereunder;

               (ii) they have made a review of the unaudited financial statements included in the Registration Statement in accordance with the standards established by the American Institute of Certified Public Accountants, as indicated in their reports attached to such letter;

               (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Addis Plant made available by management of OxyChem; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) with respect to the comments set forth in such letter, a reading of the minutes of the meetings (or consents in lieu thereof) of the stockholders, board of directors and standing committees thereof of OxyChem; and inquiries of certain officials of OxyChem which have responsibility or financial and accounting matters of the Addis Plant, nothing came to their attention that caused them to believe that:

                    (A) the unaudited financial statements of the Addis Plant
               included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                    (B) at the date of the latest available balance sheet of the
               Addis Plant read by such accountants, or at a subsequent specified date not more than five days prior to the date of this Agreement, there was any increase in total current liabilities or total liabilities of the Addis Plant or, at the date of the latest available balance sheet read by such accountants, or to the subsequent specified date set forth in the immediately preceding paragraph, there was any decrease in total assets, as compared with amounts shown on the latest balance sheet of the Addis Plant included in the Prospectus; or

                    (C) for the period from the closing date of the latest
               income statement of the Addis Plant included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year in external sales, net total sales, or net operating income, or in the total amounts of net income of the Addis Plant;

except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

          (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of OxyChem and its subsidiaries subject to the internal controls of OxyChem's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

For purposes of this subsection, if the Effective Time is subsequent to the execution and delivery of this Agreement, "Registration Statement" shall mean the registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to the Effective Time, and "Prospectus" shall mean the prospectus included in the Registration Statement.

          (f) You shall have received from Sidley & Austin, special counsel for the Company, the Operating Company and BCPM, an opinion, dated such Closing Date and for purposes of such opinion, Sidley & Austin may rely as to matters involving Delaware law on the opinion of Richards, Layton & Finger, dated such Closing Date, a copy of which opinion shall be delivered to you at the closing (Richards, Layton & Finger may deliver an opinion as to such matters of Delaware law in lieu of the opinion of Sidley & Austin regarding such matters), and for purposes of such opinion, Sidley & Austin may rely as to matters involving Louisiana law on the opinion of ________________, dated such Closing Date, a copy of which opinion shall be delivered to you at the closing, to the effect that:

          (i) Each of the Company and the Operating Company has been duly formed and is validly existing as a limited partnership under the Delaware Act, with partnership power and authority under the Delaware Act and, insofar as the Company is concerned, under the Partnership Agreement and the Partnership Certificate, and insofar as the Operating Company is concerned, under the Operating Partnership Agreement and the Operating Partnership Certificate, to own or lease its properties (including, without limitation, in the case of the Operating Company, the Addis Assets (as such term is defined in the Prospectus)) and to conduct its business, as described in the Prospectus. All filings required by the Delaware Act for the formation of the Company and the Operating Company as limited partnerships thereunder have been made. The Company is duly qualified or registered as a foreign partnership in the State of Louisiana. The Operating Company is duly qualified or registered as a foreign partnership in the States of Illinois and Louisiana.

          (ii) BCPM has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Delaware and has the corporate power and authority necessary to own or lease its properties and conduct its business as described in the Prospectus. BCPM has been duly qualified as a foreign corporation to do business and is in good standing in the States of Illinois and Louisiana.

          (iii) BCPM is the general partner of each of the Company and the Operating Company with the interests, as general partner, in distributions thereof as specified in the Partnership Agreement and the Operating Partnership Agreement, respectively. The Company is the sole limited partner of the Operating Company, with the interest, as limited partner, in distributions thereof as specified in the Operating Partnership Agreement. BCPM's general partner interests in the Company and the Operating Company are authorized by the Partnership Agreement and the Operating Partnership Agreement, respectively, are validly issued and, to their knowledge and except as provided in the Partnership Agreements, are owned free and clear of any perfected Liens.

          (iv) The Company's limited partner interest in the Operating Company is duly authorized by the Operating Partnership Agreement, validly issued and, subject to the qualifications set forth in the following sentence, a fully paid and non-assessable limited partner interest in the Operating Company, and, to their knowledge, and except as provided in the Partnership Agreements is owned free and clear of any perfected Liens. Assuming that the Company, as limited partner in the Operating Company, does not participate in the control of the business of the Operating Company (within the meaning of the Delaware Act) and that it does no more than exercise its rights as limited partner of the Operating Company, the Company, as limited partner of the Operating Company, will have no liability in excess of its obligations to make contributions to the Operating Company, its obligations to make other payments provided for in the Operating Partnership Agreement and its share of the Operating Company's assets and undistributed profits (subject to the obligation of a limited partner of a limited partnership no greater than the obligation of such limited partner to repay (i) to the limited partnership, to the extent provided under repealed 6 Del C. (S)17-608, for a period of one year after any rightful return, any part of its contribution to the limited partnership rightfully returned to it, but only to the extent necessary to discharge the limited partnership's liabilities to creditors who extended credit to the limited partnership during the period the contribution was held by the limited partnership and (ii) any funds wrongfully returned to the extent provided under repealed 6 Del. C. (S)17-608 or wrongfully distributed to it).

          (v) All of the 36,750,000 Common Units issued under the Partnership Agreement are duly authorized by the Partnership Agreement, validly issued and, subject to the qualifications set forth in the following sentence, fully paid and non-assessable limited partner interests in the Company; the Securities being delivered on the Closing Date, when (i) the Securities are deposited with the Depositary in accordance with the Deposit Agreement and
     (ii) Depositary Receipts representing the Securities have been executed, countersigned and registered in accordance with the Deposit Agreement and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute Common Units which have been duly authorized by the Partnership Agreement, validly issued and subject to the qualifications set forth in the following sentence, fully paid and non-assessable limited partner interests in the Partnership. Assuming that the Limited Partners (as such term is defined in the Partnership Agreement), as limited partners of the Partnership, do not participate in the control of the business of the Company and that they do no more than exercise their rights as Limited Partners (as such term is defined in the Partnership Agreement), the Limited Partners (as so defined), as limited partners of the Partnership other than any Departing Partner (as so defined), will have no liability in excess of their obligations to make contributions to the Company, their obligations to make other payments provided for in the Partnership Agreement and the Deposit Agreement and their share of the Company's assets and undistributed profits (subject to the obligation of a limited partner of a limited partnership no greater than the obligation of such limited partner to repay (i) to the limited partnership, to the extent provided under repealed 6 Del. C (S)17-608, for a period of one year after any rightful return, any part of its contribution to the limited partnership rightfully returned to it, but only to the extent necessary to discharge the limited partnership's liabilities to creditors who extended credit to the limited partnership during the period the contribution was held by the limited partnership, and (ii) any funds wrongfully returned to the extent provided under repealed 6 Del. C. (S)17-608 or wrongfully distributed to it). The sale of the Securities pursuant to the Underwriting Agreement is not subject under the Delaware Act or the Partnership Agreement to the preemptive rights of any person or entity.

          (vi) The Securities conform in all material respects to the description thereof in the Prospectus and such description conforms in all material respects to the rights set forth in the Partnership Agreement.

          (vii) This Agreement has been duly authorized, executed and delivered by the Company, the Operating Company, and BCPM; the Partnership Agreement is a valid and binding agreement of and enforceable against, BCPM in its capacity as general partner of the Company, in accordance with its terms; the Operating Partnership Agreement is a valid and binding agreement of, and enforceable against, BCPM in its capacity as general partner of the Operating Company, in accordance with its terms; and the Deposit Agreement has been duly authorized, executed and delivered by the Company, BCPM as general partner of the Company and as attorney-in-fact for the Limited Partners and the Assignees and, assuming due authorization, execution and delivery by the Depositary and Borden, is a valid and binding agreement of, and enforceable against, the Company and BCPM, in accordance with its terms; the opinions with respect to the enforceability of such documents is qualified to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting the rights and remedies of creditors, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

          (viii) The execution, delivery and performance of this Agreement do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of or constitute a default under, the Partnership Agreement, the Operating Partnership Agreement, the Deposit Agreement, the charter documents, as amended, or by-laws, as amended, of BCPM or (ii) except for violations caused by failure to obtain any Permitted Exceptions, constitute a violation of the Delaware Act or, to our knowledge, any existing applicable law, rule or regulation of the United States of America, Illinois or New York or any governmental body, or administrative or court decree thereof, having jurisdiction over the Company, the Operating Company or BCPM, which conflicts, breaches, violations or defaults in the case of (i) or (ii) have a reasonable probability of materially adversely affecting the Company and the Operating Company on a combined basis, or BCPM.

          (ix) None of the Company, the Operating Company or BCPM is an "investment company" as that term is defined in the Investment Company Act of 1940, as amended, or is subject to regulation under such Act.

          (x) To their knowledge, there are no contracts of, or legal or governmental proceedings involving, the Company, the Operating Company or BCPM of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required.

          (xi) To their knowledge, no consent, approval, authorization or order of any court or governmental agency or body of the United States of America, Illinois or New York is required for the issuance and sale of the Securities to the Underwriters or the consummation by the Company, the Operating Company and BCPM of the transactions contemplated by this Agreement except such as have been obtained or made on or prior to the date hereof, as may be required under the Act or as may be required by the NYSE, the NASD or under the securities or Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters.

          (xii) The filing of the Registration Statement with the Commission was duly authorized by the Board of Directors of BCPM. The Registration Statement was declared effective under the Act as of __________________ ____ 1994, the Prospectus was filed with the Commission pursuant to Rule 424(b) on ____________________, 1994 and, to their knowledge, (i) no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the Act and (ii) no proceedings for that purpose have been instituted or threatened by the Commission. At the time the Registration Statement became effective, after giving effect to Rule 430A under the Act, the Registration Statement and the Prospectus

     (in each case other than the financial statements and schedules and other financial and statistical information and data included therein, as to which they express no opinion) complied as to form in all material respects with the requirements of the Act and the Rules and Regulations.

          (xiii) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

          (xiv) All of the issued shares of capital stock of BCPM have been duly authorized and validly issued and are fully paid and non-assessable; and all of the issued shares of capital stock of BCPM are owned by Borden, free and clear of all perfected Liens.

In addition, such counsel shall state that in the course of the preparation of the Registration Statement and the Prospectus, such counsel has considered the information set forth therein in light of the matters required to be set forth therein and that they have participated in conferences with officers and other representatives of the Company, the Operating Company and BCPM, representatives of the independent accountants for the Company and the Addis Plant and with the Underwriters and their counsel during the course of which the contents of the Registration Statement, the Prospectus and related matters were discussed and, although such counsel has not independently checked the accuracy or completeness or otherwise verified, and accordingly are not passing upon, and do not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except as set forth in paragraph (vi) and (x) above), on the basis of the foregoing, relying as to materiality to a large extent upon the judgments of officers and other representatives of the Company, the Operating Company and BCPM, no facts have come to their attention which cause them to believe that, the Registration Statement or any amendment thereto, as of its effective date or as of such Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto as of its issue date or as of such Closing Date included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need not comment with respect to the financial statements and schedules and other financial and statistical information and data included in either the Registration Statement or the Prospectus.

          (g) You shall have received from Lawrence L. Dieker, General Counsel of BCPM and Assistant General Counsel of Borden, an opinion, dated such Closing Date, to the effect that:

          (i) Except for Permitted Exceptions, BCPM, the Company and the Operating Company have all requisite partnership or corporate power and authority, and have obtained and are in compliance in all material respects with all material franchises, grants, authorizations, approvals, licenses, permits, easements, consents, certificates and orders required, to own or lease their respective properties as described in the Prospectus, to permit the conduct of their respective businesses and to perform the Operative Agreements to which BCPM, the Company or the Operating Company, as the case may be, is a party.

          (ii) Borden has all requisite corporate power and authority to perform the Operative Agreements to which Borden is a party.

          (iii) The Asset Transfer Agreement has been duly authorized, executed and delivered by the Operating Company, and each of the Asset Transfer Agreement, the Purchase and Processing Agreements, the Intercompany Agreement, the Borden and BCPM Covenant Agreement, the Environmental Indemnity Agreement, the Use of Name and Trademark License Agreement and the Patent and Know-How Agreement is a valid and binding agreement of, and enforceable against, the parties thereto, in accordance with its terms; the opinions with respect to the enforceability of such documents is qualified to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting the rights and remedies of creditors, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

          (iv) The performance by BCPM, the Company, the Operating Company or Borden of each of the Operative Agreements does not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (A) any of the agreements referred to in paragraph (iii) above, the charter documents, as amended, or By-laws, as amended, of BCPM or Borden or (B) any material indenture, mortgage, deed of trust, note agreement or other material agreement or instrument to which the Company, the Operating Company, BCPM or, to his knowledge, Borden is a party or by which the Company, the Operating Company or BCPM or any of them or any of their respective properties are bound or, to his knowledge, Borden or its properties are bound or (ii) except for violations caused by failure to obtain any Permitted Exceptions, constitute a violation of any statute, rule, regulation, judgment, order or decree of any federal, state or local government, governmental instrumentality or court having jurisdiction over the Company, the Operating Company, BCPM or to his knowledge Borden or any of their respective properties, which conflicts, breaches, violations or defaults in the case of (i) or (ii) have a reasonable probability of materially adversely affecting the Company and the Operating Company on a combined basis, or BCPM.

          (v) To his knowledge, except as disclosed in the Prospectus, none of the Company, the Operating Company, or BCPM is in default in any material respect with respect to any material contract or agreement to which it is a party, which default has a reasonable probability of materially adversely affecting the financial condition, business or properties of the Company and the Operating Company on a combined basis, or BCPM or has a reasonable probability of materially adversely affecting the consummation of the transactions contemplated in the Prospectus to be consummated on or prior to the date hereof or the performance of the agreements referred to in paragraph (iii) above.

          (vi) Except as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company, the Operating Company, BCPM or, to his knowledge, Borden is a party or of which any property of the Company, the Operating Company, BCPM or to his knowledge Borden is the subject, which have a reasonable probability, individually or in the aggregate, of adversely affecting, in any material respect, the ability of the Company, the Operating Company or Borden to fulfill their obligations under any of the agreements referred to in paragraph (ii) above, or resulting in a material adverse change in the financial condition, business, properties, prospects or results of operations of the Company and the Operating Company on a combined basis, or BCPM, and, to his knowledge, no such proceedings are threatened by governmental authorities or by others.

          (vii) To his knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

          (h) At such Closing Date, BCPM will, as general partner of the Company and the Operating Company, have substantial assets which can be reached by creditors of the Company and the Operating Company in addition to its interests in the Company and the Operating Company; and the interest of BCPM, as general partner of the Company and the Operating Company, in each material item of income, gain, loss, deduction or credit of the Company and the Operating Company will be equal to at least 1% of each such item on such date.

          (i) Upon the issuance of the Common Units BCPM shall make the additional capital contribution required by Section 4.4(a)(v) of the Partnership Agreement.

          (j) You shall have received from Andrews & Kurth, counsel for the Underwriters, their opinion dated such Closing Date with respect to the organization of the Company, the validity of the Securities, the Registration Statement and the Prospectus and such other related matters as you may reasonably request and the Company, the Operating Company, and BCPM shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          (k) You shall have received a certificate, dated such Closing Date, of BCPM individually, and of BCPM as the general partner of the Company, executed by BCPM's Chief Executive Officer, President or any vice president and the chief financial or accounting officer to the effect that:

               (i) No stop order suspending the effectiveness of the Registration Statement has been instituted by the Commission, and, to the knowledge of the signers, no proceedings for that purpose have been instituted or are threatened under the Act;

               (ii) The representations and warranties of the Company, the Operating Company and BCPM in this Agreement are true and correct at and as of such Closing Date, and each of the Company, the Operating Company and BCPM has complied with all the covenants and agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

               (iii) Between the date of this Agreement and such Closing Date, the business, properties, and operations conducted by the Company, the Operating Company, BCPM or, to their knowledge, the Addis Assets have not sustained a loss by strike, fire, flood, accident or other calamity (whether or not insured) of such a character as to interfere materially with the conduct of business, properties and operations of the Company, the Operating Company, the Addis Assets or BCPM.

          (l) You shall have received an opinion from Sidley & Austin that such counsel's opinions with respect to certain matters in the Prospectus discussed under the caption "Federal Income Tax Considerations" are affirmed as of such Closing Date.

          (m) At such Closing Date, you or your counsel shall have been furnished by the Company, the Operating Company or BCPM with all such documents or certificates as you or your counsel may reasonably request in order to evidence the accuracy of any of the representations or warranties, the performance of any covenants of the Operating Company and BCPM, or the fulfillment of any of the covenants, agreements and conditions herein contained; and all proceedings taken by the

Company, the Operating Company, and BCPM at or prior to such Closing Date in connection with the authorization, issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to you and to counsel for the Underwriters.

          (n) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition, financial or otherwise, business, properties or results of operations of the Company, the Operating Company, the Addis Assets or BCPM which, in the judgment of a majority in interest of the Underwriters including you, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or sale of and payment for the Securities; (ii) any suspension or limitation of trading in securities generally on the NYSE, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iii) any banking moratorium declared by Federal or New York authorities; (iv) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including you, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities; or (v) any enactment, with a present or future effective date, of legislation which causes or would cause the Company to become taxable as a corporation for federal income tax purposes prior to January 1, 1998.

     (o) You shall have received a letter, dated such Closing Date, of each of Price Waterhouse LLP and Arthur Andersen LLP which meets the requirements of
Section 6(d) and 6(e), respectively, except that the specified date referred to in such subsection will be a date not more than five days prior to such Closing Date for the purposes of this subsection.

     The Company or BCPM will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

     7. Indemnification. (a) The Company, the Operating Company and BCPM, jointly and severally, agree to indemnify and hold harmless each Underwriter against any losses, claims, damages, or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (i) the Company, the Operating Company and BCPM will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged untrue statement in or omission from any of such documents in reliance upon and in conformity with written information furnished to the Company, the Operating Company or BCPM by any Underwriter through the Representatives specifically for use therein and (ii) such indemnity shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission contained in the Prospectus or any related preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) if copies thereof had previously been furnished to such Underwriter.

     (b) Each Underwriter will severally and not jointly indemnify and hold harmless each of the Company, the Operating Company and BCPM against any losses, claims, damages or liabilities to which any of them may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company, the Operating Company or BCPM by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the last paragraph at the bottom of the cover page concerning the terms of the offering by the Underwriters, the legend concerning over-allotments and stabilizing on the inside front cover page, the concession and discount figures appearing in the fourth paragraph under the caption "Underwriting" and the information contained in the last sentence of the seventh paragraph and the entire eighth paragraph under the caption "Underwriting".

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsections (a) or (b) above, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsections (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel) and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of or consent to the entry of any judgment with respect to any pending or threatened action or claim in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. No indemnified party shall, without the prior written consent of the indemnifying party, effect the settlement or compromise of or consent to the entry of any judgment with respect to any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnifying party is an actual or potential party to such action or claim).

     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by BCPM, the Company, and the Operating Company on the one hand and the Underwriters on the other from the offering of the Securities or, (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Operating Company and BCPM on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company, the Operating Company and BCPM on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the Company, the Operating Company and BCPM on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Operating Company and BCPM or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by the Company, the Operating Company and BCPM or any of the Underwriters in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) The obligations of the Company, the Operating Company and BCPM under this Section shall be in addition to any liability which the Company, the Operating Company, and BCPM may otherwise have and shall extend, upon the same terms and conditions, to each director, officer, employee or agent of any Underwriter or person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director, officer, employee or agent of the Company, the Operating Company and BCPM, to each officer of the Company, the Operating Company, and BCPM who has signed the Registration Statement and to each person, if any, who controls the Company, the Operating Company and BCPM within the meaning of the Act.

     8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities hereunder on either the First or any Optional Closing Date and the aggregate number of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Securities which the Underwriters are obligated to purchase on such Closing Date, CS First Boston may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Securities with respect to which such default or defaults occur is more than 10% of such total number of Securities that the Underwriters were obligated to purchase on such Closing Date and arrangements satisfactory to CS First Boston and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, the Operating Company or BCPM, except as provided in Section 9 (provided that if such default occurs with respect to Securities purchased after the First Closing Date, this Agreement will not terminate as to the Firm Common Units or any Optional Common Units purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties, and other statements of the Company, the Operating Company and BCPM or their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or the Company, the Operating Company or BCPM or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of any payment for the Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Securities by the Underwriters is not consummated, the Company, the Operating Company and BCPM shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Company, the Operating Company and BCPM and the Underwriters pursuant to Section 7 shall remain in effect, and if any Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under
Section 5 shall also remain in effect. If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8, or the occurrence of any event specified in clause (ii), (iii) or (iv) of Section 6(n), the Company, the Operating Company and BCPM will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel and the environmental consultants) reasonably incurred by them in connection with the offering of the Securities.

     10. Notices. All communications hereunder will be in writing, and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to you, c/o CS First Boston Corporation, Park Avenue Plaza, New York, New York 10055 attention: Investment Banking Department - Transactions Advisory Group, with a copy to Andrews & Kurth L.L.P., 425 Lexington Avenue, New York, New York 10017, Attention: Michael Rosenwasser, Esq. or, if sent to the Company, the Operating Company or BCPM, will be mailed, delivered or telegraphed and confirmed to them at Highway 73, Geismar, Louisiana 70734 ; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter at its address specified in its Underwriters' Questionnaire or acceptance telex in lieu of such questionnaire.

     11. Conditions of the Obligations of the Company and Others. Except as is set forth in Section 9, the obligations of the Company, the Operating Company and BCPM pursuant to this Agreement shall be subject to the following conditions precedent: (i) subsequent to the execution and delivery of this Agreement, there shall not have occurred any enactment, with a present or future effective date, of legislation which causes or would cause the Company to become taxable as a corporation for federal income tax purposes prior to January 1, 1998 and (ii) the closing under the Asset Transfer Agreement shall occur prior to or concurrently with the Closing Date.

     12.  Successors.   This Agreement will inure to the benefit of and be
binding upon the parties hereto and their respective successors and the officers, directors, and controlling persons referred to in Section 7, and no other person will have any right or obligation under or by virtue of this Agreement. No purchaser of Securities from any Underwriter will be deemed a successor to such Underwriter merely by reason of such purchase.

     13. Representation of Underwriters. You will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by you jointly or by CS First Boston Corporation will be binding upon all the Underwriters.

     14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

          The Company, the Operating Company and BCPM hereby submit to the non-exclusive jurisdiction of the Federal and state Courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     15. Direct Participation Program. As the NASD views the Securities as interests in a direct participation program, each Underwriter agrees that it will offer the Securities in compliance with Section 34(b)(3)(A) of Article III of the NASD Rules of Fair Practice (the "Rules"). In particular, each Underwriter agrees not to execute any transaction in a discretionary account without prior written approval of the transaction by the customer, and to comply with the disclosure and due diligence requirements set forth in subsection (B) of Article III, Section 34(b)(3) of the Rules.

     16. Counterparts. This Agreement may be executed in counterparts, all of which, taken together, shall constitute a single agreement.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one of the counterparts, whereupon it will become a binding agreement between the Company, the Operating Company and BCPM and the several Underwriters in accordance with its terms.


                               Very truly yours,


                               Borden Chemicals and Plastics Limited Partnership

                               By:  BCP Management, Inc.
                                  as General Partner


                               By:
                                  ----------------------------------------------
                                                 Authorized Officer


                               Borden Chemicals and Plastics Operating Limited Partnership

                               By:  BCP Management, Inc.
                                  as General Partner


                               By:
                                  ----------------------------------------------
                                                 Authorized Officer


                               BCP Management, Inc.


                               By:
                                  ----------------------------------------------
                                                 Authorized Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted at New York, New York, as of the date first above written.


CS First Boston Corporation
PaineWebber Incorporated


Acting on behalf of themselves and
as the Representatives of the several
Underwriters

By:  CS First Boston Corporation



By:
   -----------------------------
   Title:

                                   SCHEDULE I

                                          Number of Firm
                                           Common Units
             Underwriter                  to be Purchased
             -----------                  ---------------

     CS First Boston Corporation
     PaineWebber Incorporated



          TOTAL..........................      4,000,000
                                               ---------

                                               =========